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Exhibit 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 14, 2002, included in Registration Statement File Nos. 333-65974, 333-41454, 33-50922, 33-61532, 33-66482,
33-80726, 333-33485. It should be noted that we have not audited any financial statements of the Company subsequent to January 4, 2002 or performed any audit procedures subsequent to the date of our report.


                                                          Arthur Andersen LLP


Boston, Massachusetts
April 2, 2002